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                                                                  EXHIBIT 21

                   SUBSIDIARIES OF INTERPACKET NETWORKS, INC.

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                                                     Place of Incorporation of
Legal Name of Subsidiary                                   Organization
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

Interpacket (U.K.) Limited                           United Kingdom









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